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                                  EXHIBIT 99.2
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                            Investment Opportunity!

                                     10.51%

                            Annual Percentage Yield*

                  These Investment Note Yields available from
                        ___________ through ___________.

             ----------------------------------------------------
                  Term                          Annual Yield

             ----------------------------------------------------
                  12 Months                        8.33%
             ----------------------------------------------------
                  24 Months                        9.41%
             ----------------------------------------------------
                  30 Months                        10.51%
             ----------------------------------------------------

                                        Annual Percentage Yields*

               Minimum Investment for Investment Notes is $1,000.

o Fixed rate and fixed terms 3 months to 10 years

o No fees or commissions

o Interest compounded daily - paid monthly, quarterly, semi-annually or at maturity

            For a prospectus and a free information kit call anytime

                                 1-800-410-0418
                            www.abfsonline.com/term1

 ABFS(sm)            The Wanamaker Building
                     100 Penn Square East
                     Philadelphia, PA  19107

American Business Financial Services, Inc. is a publicly traded Company
(NASDAQ: ABFI).
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This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer can only be made by the Prospectus dated ____________, and the related Prospectus Supplement. Rates subject to change.

*Interest is compounded daily based on a 365 day year. The effective annual yield assumes all interest remains invested for 365 days.

     Investment Notes represent obligations of American Business Financial Services and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


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